Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER

AND FISCAL YEAR 2025 RESULTS

Delivered Record Quarterly Operating Income in Fourth Quarter

Generated Record Adjusted Free Cash Flow in Fourth Quarter

Completed Most Profitable Year in Company History

Fiscal Year 2026 Outlook 26% to 33% Higher Than Record Fiscal Year 2025

PHILADELPHIA - July 31, 2025 - Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2025. For the quarter, the Company reported operating income of $151.4 million, and earnings per diluted share of $2.21.

Fourth Quarter Highlights

•	Delivered $151.4 million of adjusted operating income, a record quarterly result, up 10 percent sequentially and 21 percent year-over-year

•	Realized earnings per diluted share of $2.21 in the quarter

•	Generated $258.0 million of cash from operating activities, or $201.3 million of adjusted free cash flow

•	Increased net sales excluding surcharge 4 percent sequentially, driven by increased sales in Aerospace and Defense and Energy end-use markets

•	Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $167.0 million, up 10 percent sequentially and 19 percent year-over-year

•	Delivered adjusting operating margin of 30.5 percent in the SAO segment, up from 29.1 percent in the previous quarter and 25.2 percent a year ago

•	Executed $24.1 million in share repurchases in the quarter

Fiscal Year 2025 Highlights

•	Completed most profitable year on record, with $525.4 million of adjusted operating income in fiscal year 2025, up 48 percent over fiscal year 2024

•	Generated $287.5 million of adjusted free cash flow for fiscal year 2025

•	Increased Aerospace and Defense share of revenue to greater than 60 percent

•	Executed $101.9 million of stock repurchases in fiscal year 2025 against $400.0 million share repurchase program and paid $40.3 million in annual dividends

Fiscal Year 2026 Outlook

•	Expect operating income to be in the range of $660 million to $700 million for fiscal year 2026, representing a 26 percent to 33 percent increase over fiscal year 2025 adjusted operating income

•	With operating income guidance, expect to generate $240 million to $280 million in adjusted free cash flow

•	For first quarter of fiscal year 2026, anticipate between $148 million to $152 million in operating income

•	Remain on track for fiscal year 2027 target of $765 million to $800 million in operating income, a nearly 25 percent compound annual growth rate from our fiscal year 2025 adjusted operating income

•

Well positioned for continued growth beyond fiscal year 2027 with strong market demand outlook for our broad portfolio of specialized solutions, increasing productivity, optimizing product mix and pricing actions

“We delivered another record quarter in the fourth quarter of fiscal year 2025, generating $151.4 million of operating income,” said Tony R. Thene, President and CEO of Carpenter Technology. “This completes the most profitable year in Carpenter Technology’s history, achieving $525.4 million in adjusted operating income in fiscal year 2025. Further, we generated $201.3 million in adjusted free cash flow in the fourth quarter, raising the total adjusted free cash flow to $287.5 million for the full fiscal year.”

“Notably, the SAO segment expanded their adjusted operating margin to 30.5 percent, up from 29.1 percent in the previous quarter and 25.2 percent a year ago. As a result, the SAO segment realized $167.0 million in operating income, exceeding expectations for the quarter.”

“At our recent Investor Update Event in February, we set a target of $765 million to $800 million in adjusted operating income for fiscal year 2027. This represents a nearly 25 percent, two-year CAGR over our record fiscal year 2025 operating income. We anticipate fiscal year 2026 will be a meaningful step on the path, with $660 million to $700 million in operating income, representing a 26 percent to 33 percent increase over fiscal year 2025. The expected increase in operating income is driven by increasing sales and expanding margins from improving productivity, product mix and pricing actions.”

“Further, we expect to generate $240 million to $280 million in adjusted free cash flow in fiscal year 2026. With a strong balance sheet and meaningful adjusted free cash flow, we will continue to take a balanced approach to capital allocation: sustaining our current asset base to achieve our targets and investing in high value growth initiatives like the recently announced brownfield expansion and returning cash to shareholders.”

“Looking over the long term, the same dynamics that are driving our current performance are expected to only get stronger into the future. The markets that we serve, in particular Aerospace and Defense, Medical and Power Generation, have a strong, multi-year outlook. Further, our customers rely on our diverse portfolio of advanced material solutions and world class capabilities. And we are investing to accelerate our growth with our recently announced brownfield expansion which will add primary and secondary melt capacity. Altogether, Carpenter Technology is well positioned to achieve our goals and we believe our earnings growth journey will extend far beyond fiscal year 2027.”

Financial Highlights

	Q4	Q4	YTD	YTD
($ in millions, except per share amounts)	FY2025	FY2024	FY2025	FY2024
Net sales	$755.6	$798.7	$2,877.1	$2,759.7
Net sales excluding surcharge (a)	$623.7	$635.8	$2,346.1	$2,167.7
Operating income	$151.4	$108.3	$521.8	$323.1
Adjusted operating income excluding special items (a)	$151.4	$125.2	$525.4	$354.1
Net income	$111.7	$93.6	$376.0	$186.5
Earnings per diluted share	$2.21	$1.85	$7.42	$3.70
Adjusted earnings per diluted share (a)	$2.21	$1.82	$7.48	$4.74
Net cash provided from operating activities	$258.0	$169.5	$440.4	$274.9
Adjusted free cash flow (a)	$201.3	$142.4	$287.5	$179.0

(a)	non-GAAP financial measures explained in the attached tables

Net sales for the fourth quarter of fiscal year 2025 were $755.6 million compared with $798.7 million in the fourth quarter of fiscal year 2024, a decrease of $43.1 million (or 5 percent), on 14 percent lower shipment volume. Net sales excluding surcharge were $623.7 million, a decrease of $12.1 million (or 2 percent) from the same period a year ago.

Operating income for the fourth quarter of fiscal year 2025 was $151.4 million compared to operating income of $108.3 million in the prior year period. Adjusted operating income excluding special items was $125.2 million in the fourth quarter of fiscal year 2024. Earnings for the fourth quarter of fiscal year 2025 was $2.21 per diluted share compared to $1.85 per diluted share in the prior year quarter. Excluding special items, adjusted earnings per diluted share in the fourth quarter of fiscal year 2024 was $1.82. These results compared to the prior year reflect ongoing improvement in product mix, higher realized prices, as well as expanded operating efficiencies.

Cash provided from operating activities in the fourth quarter of fiscal year 2025 was $258.0 million, compared to $169.5 million in the same quarter last year. Adjusted free cash flow in the fourth quarter of fiscal year 2025 was $201.3 million, compared to $142.4 million in the same quarter last year. The strong operating cash flow and adjusted free cash flow results primarily reflect improvements in working capital partially offset by higher capital expenditures compared to the prior year period. Capital expenditures were $58.0 million in the fourth quarter of fiscal year 2025 compared to $27.7 million in the same quarter last year.

Under the Company’s authorized share repurchase program of up to $400.0 million, the Company purchased 100,000 shares of its common stock on the open market for an aggregate of $24.1 million during the quarter ended June 30, 2025. As of June 30, 2025, $298.1 million remains available for future purchases.

Total liquidity, including cash and available revolver balance, was $664.4 million at the end of the fourth quarter of fiscal year 2025. This consisted of $315.5 million of cash and $348.9 million of available borrowings under the Company’s Credit Facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, July 31, 2025, at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2025. Please dial +1 (800) 715-9871 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, and other markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including nickel, cobalt, and titanium and material process capabilities that solve our customers’ current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2024, Form 10-Q for the fiscal quarters ended September 30, 2024, December 31, 2024, and March 31, 2025, and the exhibits attached to such filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, the war between Israel and Hezbollah, Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (21) challenges affecting the commercial aviation industry or key participants including, but not limited to production and other challenges at The Boeing Company; and (22) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
NET SALES	$755.6	$798.7	$2,877.1	$2,759.7
Cost of sales	541.7	608.1	2,108.5	2,175.4

Gross profit	213.9	190.6	768.6	584.3
Selling, general and administrative expenses	62.5	65.4	243.2	230.2
Goodwill impairment charge	—	—	—	14.1
Restructuring and asset impairment charges	—	16.9	3.6	16.9

Operating income	151.4	108.3	521.8	323.1
Interest expense, net	11.8	12.4	48.4	51.0
Other expense, net	0.5	2.0	6.1	60.5

Income before income taxes	139.1	93.9	467.3	211.6
Income tax expense	27.4	0.3	91.3	25.1

NET INCOME	$111.7	$93.6	$376.0	$186.5

EARNINGS PER COMMON SHARE:
Basic	$2.23	$1.87	$7.50	$3.75

Diluted	$2.21	$1.85	$7.42	$3.70

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	50.1	50.0	50.2	49.7

Diluted	50.6	50.6	50.7	50.3

Cash dividends per common share	$0.20	$0.20	$0.80	$0.80

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$376.0	$186.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	139.2	134.6
Goodwill impairment charge	—	14.1
Noncash restructuring and asset impairment charges	2.5	15.8
Deferred income taxes	(17.4)	(13.3)
Net pension expense	24.8	76.0
Share-based compensation expense	22.8	19.8
Net loss on disposal of property, plant, and equipment	2.0	4.6
Changes in working capital and other:
Accounts receivable	(1.8)	(32.6)
Inventories	(60.4)	(96.7)
Other current assets	13.7	(31.3)
Accounts payable	(1.4)	(11.0)
Accrued liabilities	13.7	23.6
Pension plan contributions	(64.8)	(11.3)
Other postretirement plan contributions	(3.6)	(2.6)
Other, net	(4.9)	(1.3)

Net cash provided from operating activities	440.4	274.9

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(154.3)	(96.6)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.4	0.7

Net cash used for investing activities	(152.9)	(95.9)

FINANCING ACTIVITIES
Credit agreement borrowings	—	62.5
Credit agreement repayments	—	(62.5)
Dividends paid	(40.3)	(40.0)
Purchases of treasury stock	(101.9)	—
Proceeds from stock options exercised	13.4	40.9
Withholding tax payments on share-based compensation awards	(38.3)	(24.2)

Net cash used for financing activities	(167.1)	(23.3)

Effect of exchange rate changes on cash and cash equivalents	(4.0)	(1.1)

INCREASE IN CASH AND CASH EQUIVALENTS	116.4	154.6
Cash and cash equivalents at beginning of year	199.1	44.5

Cash and cash equivalents at end of year	$315.5	$199.1

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$315.5	$199.1
Accounts receivable, net	575.5	562.6
Inventories	793.8	735.4
Other current assets	79.9	94.1

Total current assets	1,764.7	1,591.2
Property, plant, equipment and software, net	1,359.4	1,335.2
Goodwill	227.3	227.3
Other intangibles, net	9.5	15.2
Deferred income taxes	7.8	7.5
Other assets	118.1	115.3

Total assets	$3,486.8	$3,291.7

LIABILITIES
Current liabilities:
Accounts payable	$267.4	$263.9
Accrued liabilities	216.3	202.4

Total current liabilities	483.7	466.3

Long-term debt	695.4	694.2
Accrued pension liabilities	146.9	207.6
Accrued postretirement benefits	12.5	21.1
Deferred income taxes	162.8	174.1
Other liabilities	98.5	99.6

Total liabilities	1,599.8	1,662.9

STOCKHOLDERS’ EQUITY
Common stock	286.2	284.9
Capital in excess of par value	354.3	352.6
Reinvested earnings	1,710.2	1,374.5
Common stock in treasury, at cost	(395.8)	(289.3)
Accumulated other comprehensive loss	(67.9)	(93.9)

Total stockholders’ equity	1,887.0	1,628.8

Total liabilities and stockholders’ equity	$3,486.8	$3,291.7

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2025	2024	2025	2024
Pounds sold (‘000):
Specialty Alloys Operations	46,872	57,204	186,270	208,154
Performance Engineered Products	2,674	2,856	10,098	10,094
Intersegment	(800)	(3,278)	(3,388)	(11,946)

Consolidated pounds sold	48,746	56,782	192,980	206,302

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$548.0	$559.5	$2,057.9	$1,876.0
Surcharge	126.1	156.3	505.7	567.8

Specialty Alloys Operations net sales	674.1	715.8	2,563.6	2,443.8
Performance Engineered Products
Net sales excluding surcharge	97.1	102.3	372.4	377.8
Surcharge	7.5	8.9	33.0	33.2

Performance Engineered Products net sales	104.6	111.2	405.4	411.0
Intersegment
Net sales excluding surcharge	(21.4)	(26.0)	(84.2)	(86.1)
Surcharge	(1.7)	(2.3)	(7.7)	(9.0)

Intersegment net sales	(23.1)	(28.3)	(91.9)	(95.1)

Consolidated net sales	$755.6	$798.7	$2,877.1	$2,759.7

Operating income (loss):
Specialty Alloys Operations	$167.0	$140.9	$588.6	$408.5
Performance Engineered Products	11.7	10.6	37.0	36.0
Corporate	(26.9)	(43.8)	(102.9)	(123.0)
Intersegment	(0.4)	0.6	(0.9)	1.6

Consolidated operating income	$151.4	$108.3	$521.8	$323.1

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension is included in other expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Net sales	$755.6	$798.7	$2,877.1	$2,759.7
Less: surcharge revenue	131.9	162.9	531.0	592.0

Net sales excluding surcharge revenue	$623.7	$635.8	$2,346.1	$2,167.7

Operating income	$151.4	$108.3	$521.8	$323.1
Special items:
Goodwill impairment charge	—	—	—	14.1
Restructuring and asset impairment charges	—	16.9	3.6	16.9

Adjusted operating income	$151.4	$125.2	$525.4	$354.1

Operating margin	20.0%	13.6%	18.1%	11.7%

Adjusted operating margin excluding surcharge revenue and special items	24.3%	19.7%	22.4%	16.3%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Specialty Alloys Operations
Net sales	$674.1	$715.8	$2,563.6	$2,443.8
Less: surcharge revenue	126.1	156.3	505.7	567.8

Net sales excluding surcharge revenue	$548.0	$559.5	$2,057.9	$1,876.0

Operating income	$167.0	$140.9	$588.6	$408.5

Operating margin	24.8%	19.7%	23.0%	16.7%

Adjusted operating margin excluding surcharge revenue	30.5%	25.2%	28.6%	21.8%

ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Performance Engineered Products
Net sales	$104.6	$111.2	$405.4	$411.0
Less: surcharge revenue	7.5	8.9	33.0	33.2

Net sales excluding surcharge revenue	$97.1	$102.3	$372.4	$377.8

Operating income	$11.7	$10.6	$37.0	$36.0

Operating margin	11.2%	9.5%	9.1%	8.8%

Adjusted operating margin excluding surcharge revenue	12.0%	10.4%	9.9%	9.5%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2025, as reported	$139.1	$(27.4)	$111.7	$2.21
Special item:
None Reported	—	—	—	—

Three months ended June 30, 2025, as adjusted	$139.1	$(27.4)	$111.7	$2.21

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.6 million for the three months ended June 30, 2025.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2024, as reported	$93.9	$(0.3)	$93.6	$1.85
Special items:
Restructuring and asset impairment charges	16.9	(0.1)	16.8	0.33
US tax benefit related to restructuring activities	—	(18.4)	(18.4)	(0.36)

Three months ended June 30, 2024, as adjusted	$110.8	$(18.8)	$92.0	$1.82

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.6 million for the three months ended June 30, 2024.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2025, as reported	$467.3	$(91.3)	$376.0	$7.42
Special item:
Restructuring and asset impairment charges	3.6	(0.9)	2.7	0.06

Year ended June 30, 2025, as adjusted	$470.9	$(92.2)	$378.7	$7.48

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the year ended June 30, 2025.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2024, as reported	$211.6	$(25.1)	$186.5	$3.70
Special items:
Goodwill impairment charge	14.1	—	14.1	0.28
Restructuring and asset impairment charges	16.9	(0.1)	16.8	0.33
Pension settlement charge	51.9	(12.4)	39.5	0.79
US tax benefit related to restructuring activities	—	(18.4)	(18.4)	(0.36)

Year ended June 30, 2024, as adjusted	$294.5	$(56.0)	$238.5	$4.74

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.3 million for the year ended June 30, 2024.

Management believes that earnings per diluted share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended June 30,		Year Ended June 30,
ADJUSTED FREE CASH FLOW	2025	2024	2025	2024
Net cash provided from operating activities	$258.0	$169.5	$440.4	$274.9
Purchases of property, plant, equipment and software	(58.0)	(27.7)	(154.3)	(96.6)
Proceeds from disposals of property, plant and equipment	1.3	0.6	1.4	0.7

Adjusted free cash flow	$201.3	$142.4	$287.5	$179.0

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management’s current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for a share repurchase program up to $400.0 million of our outstanding common stock. The primary use of this program will be to offset dilution. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
NET SALES BY END-USE MARKET	2025	2024	2025	2024
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$383.8	$376.3	$1,440.7	$1,199.2
Medical	76.8	91.7	296.1	315.4
Energy	44.6	36.5	151.3	130.4
Transportation	22.0	26.6	86.4	108.9
Industrial and Consumer	76.0	82.8	288.1	319.4
Distribution	20.5	21.9	83.5	94.4

Total net sales excluding surcharge revenue	623.7	635.8	2,346.1	2,167.7
Surcharge revenue	131.9	162.9	531.0	592.0

Total net sales	$755.6	$798.7	$2,877.1	$2,759.7